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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ImmunoGen, Inc. for the registration of 4,096,098 shares of common stock and to the incorporation by reference therein of our report dated July 29, 2002, with respect to the consolidated financial statements of ImmunoGen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts September 23, 2002

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Consent of Independent Auditors